                                                                    EXHIBIT 10.9

                              ZYMOGENETICS, INC.

                            SHAREHOLDERS' AGREEMENT

                                   CONTENTS

         1.    Definitions..........................................................   1

         2.    Right to Participate in Company Sales................................   3

               2.1   Notice.........................................................   3

               2.2   Election.......................................................   3

               2.3   Pro Rata Portion...............................................   4

               2.4   Subsequent Offering............................................   4

               2.5   Excluded Offerings.............................................   4

               2.6   Assignment.....................................................   5

               2.7   Termination of Participation Rights............................   5

        3.     Novo Co-Purchase Obligation..........................................   5

               3.1   Conditions to Obligation to Participate........................   5

               3.2   Participation Amount...........................................   5

               3.3   Relief from Co-Purchase Obligation.............................   6

               3.4   Terms of Securities Purchased by Novo..........................   6

               3.5   Termination of Co-Purchase Obligations.........................   6

        4.     Board of Directors...................................................   6

               4.1   Voting of Shares...............................................   6

               4.2   Election of Directors Before Qualified Public
                     Offering.......................................................   7

               4.3   Election of Directors Following Qualified Public
                     Offering.......................................................   8

               4.4   Additional Shares of Stock.....................................   9

        5.     Restrictions on Acquisition of Shares by Novo........................   9

        6.     Confirmation of Novo License.........................................    9

        7.     Miscellaneous........................................................   10

               7.1   Specific Enforcement...........................................   10

               7.2   Legend.........................................................   10

               7.3   Notices........................................................   10

               7.4   Termination, Amendments and Waivers............................   11

               7.5   Governing Law; Jurisdiction; Venue.............................   11

               7.6   Successors and Assigns; Transfers..............................   11

               7.7   Severability...................................................   11

               7.8   Entire Agreement; Counterparts.................................   12

               7.9   Authorization..................................................   12

          EXHIBIT A  Endorsement

                              ZYMOGENETICS, INC.

                            SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made as of ______________, 2000, by and among ZymoGenetics, Inc., a Washington corporation (the "Company"), Novo Nordisk A/S, a Danish corporation ("Novo"), Novo Nordisk Pharmaceuticals, Inc., a Delaware corporation ("NNPI"), Warburg Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, "WPEP"), and the other persons listed on Schedule A hereto (collectively with WPEP, the "Investors" and individually, an "Investor").

                                   RECITALS

         A. The Investors are acquiring shares of Series B Convertible Preferred Stock of the Company (the "Series B Stock") pursuant to the terms of a Series B Preferred Stock Purchase Agreement dated October 20, 2000, among the Company and the Investors (the "Purchase Agreement").

         B NNPI holds all of the outstanding shares of Voting Common Stock and all of the outstanding shares of Series A Convertible Preferred Stock of the Company (the "Series A Stock").

         C. It is a condition to the obligations of the Company and Investors under the Purchase Agreement that this Agreement be executed by the parties.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein;

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" and "Affiliated" refer to any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this definition, "person" means any individual, firm, corporation, constituent members of a partnership, constituent members of a limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and includes any successor (by merger or otherwise) of such entity.

         "Common Stock" means the Voting Common Stock and the Non-Voting Common Stock.

         "Common Stock Equivalent" means: (a) shares of Common Stock; (b) shares of Series A Stock and Series B Stock; and (c) any other securities (other than shares of Common Stock, Series A Stock or Series B Stock), including options and warrants, issued or granted by the Company that are directly or indirectly convertible into or exchangeable or exercisable for Common Stock, in each case on an as- converted- into-Common Stock basis but excluding options issued or granted under the Company's Amended and Restated 2000 Stock Incentive Plan or any successor plan.

         "Company Securities" mean Stock, and other securities convertible into or exercisable therefor, offered or proposed to be offered by the Company.

         "Non-Voting Common Stock" means the Company's Non-Voting Common Stock.

         "Preferred Stock" means the Series A Stock, Series B Stock and any other shares of preferred stock of any Series at any time issued by the Company.

         "Purchase Agreement" means the Series B Preferred Stock Purchase Agreement dated as of October 20, 2000 between the Company and the Investors.

         "Qualified Public Offering" means a firm commitment underwritten offering by the Company of its equity securities to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which the aggregate gross offering proceeds to the Company are in excess of $50 million (before deduction of underwriters' discounts and commissions and expenses of the offering), and the price per share to the public is at least 150% of $37.39 (as adjusted for stock splits, stock dividends or distributions, recapitalizations or similar events).

         "Shareholders" mean NNPI, the Investors, and any other shareholders of the Company that become parties to this Agreement by executing an Endorsement in the form attached to this Agreement as Exhibit A.

         "Shares" mean all shares of Stock now owned, or hereafter acquired, by any Shareholder, the number of which is determined on an as-converted-into-Common Stock basis.

         "Stock" means all shares of Common Stock and Preferred Stock, and all other securities of the Company that may be issued in exchange for or in respect of shares of Common Stock and Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         "Strategic Investor" means any company whose primary business, directly or indirectly, consists of the research, development, manufacture, marketing, licensing, distribution and/or sale of pharmaceutical and/or biotechnology products.

         "Voting Common Stock" means the Company's Voting Common Stock.

2.       Right to Participate in Company Sales

         Subject to the terms and conditions specified in this Section 2, the Company grants to each Shareholder the right to purchase such Shareholder's pro rata portion of any Company Securities that the Company may, from time to time, propose to sell after the date of this Agreement.

         2.1   Notice

         If the Company proposes to sell Company Securities, it shall promptly give each Shareholder written notice of its intention to do so (the "Company Notice"). The Company Notice shall include (a) a description of the type of Company Securities, (b) the number and the anticipated per share price of the Company Securities, and (c) in reasonable detail, the other terms and conditions, if any, pursuant to which the Company is proposing to sell the Company Securities.

         2.2   Election

         Each Shareholder shall have until twenty (20) days after the effective date of the Company Notice (the "Shareholder Election Cut-off Date") to notify the Company in writing of its election and agreement to purchase its respective pro rata portion of such Company Securities at the same price and upon the same terms as any other investors in such offering; provided, however, that if NNPI elects to purchase Company Securities pursuant to this Section 2, appropriate modification shall be made to the terms of the Company Securities so purchased by NNPI such that, after giving effect to such purchase, NNPI and its Affiliates will collectively own beneficially and of record no more than 49% of the then outstanding shares of voting securities of the Company. Each such notice by a Shareholder to the Company shall specify the maximum quantity of Company Securities that such Shareholder is willing to purchase.

         2.3   Pro Rata Portion

         For purposes of this Section 2, each purchasing Shareholder's pro rata portion of the Company Securities is that proportion of the Company Securities as the number of Common Stock Equivalents then held by such purchasing Shareholder bears to the total number of outstanding Common Stock Equivalents.

         2.4   Subsequent Offering

         To the extent that any Company Securities referred to in the Company Notice are not elected to be purchased as provided in this Section 2 by the Shareholder Election Cut-off Date, or if for any reason any Shareholder that had elected to purchase such Company Securities does not timely consummate such purchase, then the Company may, at any time during the one hundred twenty
(120)-day period following the Shareholder Election Cut-off Date, sell such unsubscribed Company Securities to any person or persons at a price not less, and upon terms no more favorable to the purchasers of such securities, than those specified in the Company Notice. If the Company has not sold all of the Company Securities within such one hundred twenty (120)-day period, then this
Section 2 participation right shall be revived and such Company Securities shall not be sold unless first reoffered to the Shareholders in accordance with this
Section 2.

         2.5   Excluded Offerings

         The right of participation in this Section 2 shall not apply to: (a) any Qualified Public Offering; (b) the issuance of shares of Common Stock (or options or warrants therefor) to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their employment or services;
(c) the issuance of shares of Stock as a stock dividend or upon any subdivision or split of any outstanding Stock; (d) the issuance of shares of Stock upon conversion of any Stock at any time outstanding; (e) the issuance of Company Securities in connection with the merger or consolidation of the Company or a subsidiary of the Company with any other company, or the exchange of Company Securities for stock of another company; (f) the issuance of Company Securities in connection with the purchase of all or any portion of the assets of another business entity (including, without limitation, patents, trade secrets and other intellectual property interests) or a division of another business; (g) the offering or issuance of Company Securities in connection with the establishment of a business relationship with a licensor, licensee, lessor, supplier, or contractor or with a corporate partner or strategic partner which is approved by the Company's Board of Directors; or (h) the offer or issuance of Company Securities in connection with debt financing provided by a commercial lender or equipment lease financing provided by an equipment financing institution. Any determination made by the Company's Board of Directors with respect to any matter described in this
Section 2.5 shall be conclusive.

         2.6   Assignment

         The right of participation under this Section 2 is not assignable except by a Shareholder to an Affiliated entity.

         2.7   Termination of Participation Rights

         The provisions of this Section 2 shall terminate (a) upon the consummation of a Qualified Public Offering, or (b) immediately prior to the consummation of a transaction involving a merger or consolidation of the Company, as a result of which the holders of the Company's outstanding Stock immediately prior to such transaction own less than 50% of the surviving or resulting entity's outstanding capital stock immediately after such transaction, or the sale of all or substantially all of the assets of the Company.

3.       Novo Co-Purchase Obligation

         Subject to the terms and conditions specified in this Section 3, Novo agrees that it shall participate in any sales of Company Securities or non-convertible debt securities of the Company consummated without registration under the Securities Act of 1933, as amended ("Private Financing"), during the period commencing on the second anniversary of the date of this Agreement and ending on the sixth anniversary of the date of this Agreement (the "Co-Purchase Period").

         3.1   Conditions to Obligation to Participate

         Novo shall be obligated to participate in a Private Financing during the Co-Purchase Period if (a) one or more holders of Series B Stock participate in such Private Financing, and (b) a written request to participate, which has been signed by the holders of a majority of the outstanding shares of Series B Stock, together with a summary in reasonable detail of the terms of the Private Financing and the amount the participating holders of Series B Stock intend to invest, is delivered to Novo at least thirty (30) days prior to the proposed closing date (a "Qualified Private Financing").

         3.2   Participation Amount

         The amount that Novo shall be obligated to invest in connection with any Qualified Private Financing consummated during the Co-Purchase Period shall be limited to the aggregate amount invested by participating holders of Series B Stock. In addition, the maximum amount that Novo shall be obligated to invest in connection with all Qualified Private Financings during the Co-Purchase Period shall be $100 million, minus the total amounts invested in any Qualified Private Financings by Qualified Alternative Investors (as defined in Section 3.3 below).

         3.3   Relief from Co-Purchase Obligation

         The amount Novo is obligated to invest in connection with any Qualified Private Financing during the Co-Purchase Period shall be reduced by the amount, if any, invested by Qualified Alternative Investors (as hereinafter defined). For these purposes, "Qualified Alternative Investor" means any investor that (a) would not reasonably have been identified by the Company or an agent acting on its behalf, and (b) is reasonably acceptable to the Board of Directors of the Company. Qualified Alternative Investors specifically excludes then existing investors in the Company and their Affiliates.

         3.4   Terms of Securities Purchased by Novo

         Appropriate modification shall be made to the terms of any Company Securities purchased by Novo pursuant to this Section 3 such that, after giving effect to such purchase, Novo and its Affiliates will collectively own beneficially and of record no more than 49% of the then outstanding shares of voting securities of the Company.

         3.5   Termination of Co-Purchase Obligations

         The provisions of this Section 3 shall terminate (a) upon the consummation of a Qualified Public Offering, or (b) immediately prior to the consummation of a transaction involving a merger or consolidation of the Company, as a result of which the holders of the Company's outstanding Stock immediately prior to such transaction own less than 50% of the surviving or resulting entity's outstanding capital stock immediately after such transaction, or the sale of all or substantially all of the assets of the Company.

4.       Board of Directors

         4.1   Voting of Shares

         While this Agreement is in effect, each Shareholder shall vote all Shares owned by it, or as to which it has voting power, pursuant to the provisions of this Section 4.

         4.2      Election of Directors Before Qualified Public Offering

         The size of the Board of Directors shall be nine (9). In electing directors of the Company, each of the Shareholders shall vote for the following candidates, which the Company shall take all necessary steps to nominate, in any election of directors:

                  (a) two (2) candidates designated in writing by WPEP who initially shall be David I. Hirsh and Jonathan Leff;

                  (b) one (1) candidate designated in writing by the holders of a majority of the outstanding shares of Series B Stock not held by WPEP or its Affiliates who initially shall be Lori Rafield, who is a designee of Apax Excelsior VI, L.P., the holder of a majority of the outstanding shares of Series B Stock not held by WPEP as of the date hereof;

                  (c) two (2) candidates designated in writing by the holders of a majority of the outstanding shares of Series A Stock, who initially shall be Kurt Anker Nielsen and Lars Rebien Sorensen;

                  (d) the Chief Executive Officer of the Company, as appointed by the Board of Directors; and

                  (e) three (3) candidates designated by the Board of Directors, each of whom (i) the Board of Directors has determined to have expertise in the pharmaceutical and/or biotechnology industries, and (ii) is reasonably acceptable to both the holders of a majority of the outstanding shares of Series B Stock and the holders of a majority of the outstanding shares of Series A Stock, two of whom initially shall be George Rathmann and Edward Penhoet.

         Directors may be removed at any time with or without cause, provided that (i) no director designated pursuant to Section 4.2(a), (b) or (c) shall be removed, and no Shareholder will vote its Shares in favor of such removal, unless the holders of a majority of the Shares held by the group entitled to designate such director consent to such removal in writing; and (ii) no director designated pursuant to Section 4.2(e) shall be removed, and no Shareholder will vote its Shares in favor of such removal, unless the holders of a majority of the Series B Stock and the holders of a majority of the Series A Stock consent to such removal in writing. If the holders of a majority of the Shares held by a group entitled to designate a director under this Section 4.2 agree in writing to the removal of that director, the Shareholders agree to vote all Shares owned by them, or as to which they have voting power, for the removal of such director.

     If a vacancy occurs on the Board of Directors (including a vacancy occurring as the result of the removal of a director), the remaining directors shall immediately appoint to fill the resulting vacancy (i) in the case of a vacancy occurring with respect to a director designated under Section 4.2(a),
(b) or (c), the nominee designated in writing by the holders of a majority of the Shares held by the group that nominated the departing director or (ii) in the case of a vacancy occurring with respect to a director designated under
Section 4.2(e), the nominee (A) determined by the Board of Directors and having expertise in the pharmaceutical and/or biotechnology industries, and (B) that is reasonably acceptable to both the holders of a majority of the outstanding shares of Series B Stock and the holders of a majority of the outstanding shares of Series A Stock. If the remaining directors fail for any reason to appoint such nominee, the Company or the Shareholders shall cause a shareholders' meeting to be held at the earliest practicable date, at which meeting the Shareholders shall vote, pursuant to this Agreement, all Shares owned by them, or as to which they have voting power, for such nominee.

     The manner of obtaining any consent or approval referred to herein by the holders of securities of a group shall be decided by the members of that group, and the Company shall be entitled to rely on a certificate executed by the holders of a majority of the securities of such group as to the validity of the action of such group.

     It shall be a condition to the sale of any Shares owned by a Shareholder or its Affiliates to any third party that such third party consent to be bound by the terms of this Section 4.2. The Company shall not give effect to any transfer of Shares by a Shareholder in violation of the foregoing.

     The provisions of this Section 4.2 shall terminate upon the consummation of a Qualified Public Offering.

     4.3  Election of Directors Following Qualified Public Offering

     The Company and the Shareholders agree that, after the consummation of a Qualified Public Offering:

          (a) (i) for so long as WPEP holds shares of Common Stock representing 75% of the shares of Common Stock issued on conversion of the Series B Stock purchased by WPEP pursuant to the Purchase Agreement, the Company shall nominate, and NNPI shall vote its Shares in any election of directors in favor of, two (2) individuals designated in writing by WPEP, and (ii) for so long as WPEP holds shares of Common Stock representing 50% of the shares of Common Stock issued on conversion of the Series B Stock purchased by WPEP pursuant to the Purchase Agreement, the Company shall nominate, and NNPI shall vote its Shares in any election of directors in favor of, one (1) individual designated in writing by WPEP.

          (b) (i) for so long as NNPI and/or its Affiliates holds shares of Common Stock representing 75% of the total number of shares of Common Stock (A) held by NNPI as of the date of this Agreement and (B) issued on conversion of the Series A Stock held by NNPI as of the date of this Agreement, the Company shall nominate, and WPEP shall vote its Shares in any election of directors in favor of, two (2) individuals designated in writing by NNPI, and (ii) or so long as NNPI holds shares of Common Stock representing 50% of the total number of shares of Common Stock held by NNPI as of the date of this Agreement and issued on conversion of the Series A Stock held by NNPI as of the date of this Agreement, the Company shall nominate, and WPEP shall vote its Shares in any election of directors in favor of, one (1) individual designated in writing by NNPI.

     4.4  Additional Shares of Stock

     In the event additional shares of voting capital stock of the Company are, at any time during the term of this Agreement, issued to a Shareholder, such additional Shares shall automatically become subject to the terms and provisions of this Agreement and shall be voted in accordance herewith.

5.   Restrictions on Acquisition of Shares by Novo

     Novo agrees that, until the earlier of (i) seven (7) years following the date of this Agreement (including after a Qualified Public Offering) and (ii) consummation of the sale of a majority of the outstanding shares of Series B Stock to a Strategic Investor, neither Novo nor any of its Affiliates (including
NNPI) shall acquire beneficial ownership of any shares of Voting Common Stock (other than shares of Voting Common Stock owned of record by NNPI as of the date of this Agreement) if, as a result of such acquisition, Novo and its Affiliates would beneficially own more than 49% of the outstanding voting securities of the Company; provided, however, that the foregoing restriction shall not apply to any acquisition that is approved in advance by a majority of the members of the Board of Directors who are not designated for election by, or otherwise not an Affiliate of, Novo.

6.   Confirmation of Novo License

     By entering into this Agreement, each of the Investors acknowledges that it is aware of that certain Option and License Agreement dated as of the date hereof between the Company and Novo (the "License Agreement") and that the License Agreement is non-terminable for at least four (4) years from the "Effective Date" as defined therein (the "License Term"). Each Investor further acknowledges that the

License Agreement is essential to Novo and understands and accepts the spirit and intent behind the License Agreement.

7.   Miscellaneous

     7.1  Specific Enforcement

     The Company and the Shareholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the Company and the Shareholders shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

     7.2  Legend

     Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF ______________, 2000, AS AT ANY TIME AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     Upon the request of a Holder coincident with its sale of Common Stock to the public, either by means of a registered offering or under Rule 144 under the Securities Act of 1933, as amended, or coincident with a distribution to its partners for purposes of allowing its partners to effect such a sale, the Company shall promptly prepare stock certificates which do not contain such legend and shall substitute such new stock certificates for the certificates then held by such Holder upon surrender of such legended certificates.

     7.3  Notices

     Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effective: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a nationally-recognized overnight courier, prepaid for overnight delivery and addressed as set forth in
(d); or (d) five (5) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed (i) if to the Company, at its principal office, (ii) if to Novo or NNPI, at the address indicated for such party on the signature page hereto, and (iii) if to and Investor, the address indicated for such party on Schedule A hereto, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

     7.4  Termination, Amendments and Waivers

     This Agreement may be terminated, and any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the holders a majority of the Series A Stock (or Common Stock issued upon conversion thereof) and the holders of a majority of the Series B Stock (or Common Stock issued upon conversion thereof).

     7.5  Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

     7.6  Successors and Assigns; Transfers

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties. Until the consummation of a Qualified Public Offering, no Shareholder shall transfer any of its shares to any other person unless, as a condition to such transfer, the transferee agrees to be bound by the terms of this Agreement by executing and delivering to the Company an Endorsement in the form attached to this Agreement as Exhibit A. Any purported transfer of the foregoing requirement shall be null and void, and the Company shall not be required to give effect thereto.

     7.7  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.8  Entire Agreement; Counterparts

     This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

     7.9  Authorization

     Each party represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY:

                                        ZYMOGENETICS, INC.



                                        By: /s/Bruce L.A. Carter
                                            ---------------------------------
                                            Bruce L. A. Carter
                                            President and CEO

                                        Address: 1201 Eastlake Avenue East
                                                 Seattle, WA  98102
                                        Attn:    Bruce L.A. Carter


                                        Facsimile No.: (206) 442-6608



                                        NOVO:

                                        NOVO NORDISK A/S



                                        By: /s/ Mads Ovlisen
                                            ---------------------------------
                                        Mads Ovlisen
                                             Its President and CEO

                                        Address: Novo Alle
                                                 DK-2880
                                                 Bagsvaerd, Denmark
                                        Attn:    General Counsel
                                        Facsimile No.: 45 44 98 06 70

                                     SHAREHOLDERS:

                                     NOVO NORDISK PHARMACEUTICALS, INC.



                                     By: /s/ Mads Ovlisen
                                         ---------------------------------------
                                     Name: Mads Ovlisen
                                           -------------------------------------
                                     Title: President and CEO, attorney-in-fact_


                                     Address:___________________________________
                                             ___________________________________


                                     Fax:_______________________________________
                                     Telephone:_________________________________



                                     WARBURG, PINCUS EQUITY
                                     PARTNERS, L.P.

                                     By: Warburg, Pincus & Co.
                                         Its General Partner



                                     By: /s/ Jonathan Leff
                                         -----------------
                                         Jonathan Leff, Partner

                                     WARBURG, PINCUS NETHERLANDS
                                     EQUITY PARTNERS I, C.V.

                                     By: Warburg, Pincus & Co.
                                         Its General Partner



                                         By: /s/ Jonathan Leff
                                            ----------------------------------
                                            Jonathan Leff, Partner


                                     WARBURG, PINCUS NETHERLANDS
                                     EQUITY PARTNERS II, C.V.

                                     By: Warburg, Pincus & Co.
                                         Its General Partner



                                         By: /s/ Jonathan Leff
                                             ---------------------------------
                                             Jonathan Leff, Partner


                                     WARBURG, PINCUS NETHERLANDS
                                     EQUITY PARTNERS III, C.V.

                                     By: Warburg, Pincus & Co.
                                         Its General Partner



                                         By: /s/ Jonathan Leff
                                             ---------------------------------
                                             Jonathan Leff, Partner

                                     WARBURG, PINCUS NETHERLANDS
                                     EQUITY PARTNERS III, C.V.

                                     By: Warburg, Pincus & Co.
                                         Its General Partner



                                         By: /s/ Jonathan Leff
                                             ---------------------------------
                                             Jonathan Leff, Partner



                                     APAX EXCELSIOR VI, L.P.

                                     By: Apax Excelsior VI Partners, L.P.
                                         Its General Partner

                                     By: Patricof & Co. Managers, Inc.
                                         Its General Partner


                                     By: /s/ Lori Rafield
                                        --------------------------------------
                                     Name: Lori Rafield, PhD
                                     Title: Vice President



                                     APAX EUROPE IV - A, L.P.
                                     (Delaware USA Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV - A, L.P.

                                     APAX EUROPE IV - B, L.P.
                                     (English Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV - B, L.P.



                                     APAX EUROPE IV C, GMBH & CO.KG
                                     (German Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV C Gmbh & Co.KG



                                     APAX EUROPE IV - D, L.P.
                                     (English Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV - D, L.P.

                                     APAX EUROPE IV - E, L.P.
                                     (English Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV - E, L.P.


                                     APAX EUROPE IV - F, C.V.
                                     (Dutch Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity managing general partner of Apax Europe IV - F, C.V.


                                     APAX EUROPE IV - G, C.V.
                                     (Dutch Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as managing general partner of Apax Europe IV - G, C.V.

                                     APAX EUROPE IV - H, GmbH & CO., K.G.
                                     (German Limited Partnership)

                                     /s/ Lori Rafield
                                     -----------------------------------------

                                     For and on behalf of Apax Europe IV GP Co.
                                     Limited acting in its capacity as managing general partner of Apax Europe IV GP, L.P. acting in its capacity as attorney of Apax Europe IV- H, GmbH & Co.K.G.

                                     FRAZIER HEALTHCARE III, L.P.

                                     By: FHM III, L.L.C.
                                         Its General Partner

                                     By: /s/ Nader Naini
                                         -------------------------------------
                                     Name: Nader Naini
                                     Title: Managing Member

                                     FRAZIER AFFILIATES III, L.P.

                                     By: FHM III, L.L.C.
                                         Its General Partner

                                     By: /s/ Nader Naini
                                        --------------------------------------
                                     Name: Nader Naini
                                     Title: Managing Member

                                     PATRICOF PRIVATE INVESTMENT CLUB III, L.P.

                                     By: Apax Excelsior VI Partners, L.P.

                                         Its General Partner

                                     By: Patricof & Co. Managers, Inc.
                                         Its General Partner

                                     By: /s/ Lori Rafield
                                        --------------------------------------
                                     Name: Lori Rafield, PhD
                                     Title: Vice President


                                     NOVO A/S


                                     By: /s/ Kurt A. Nielsen
                                        --------------------------------------
                                     Name: Kurt Anker Nielsen
                                     Title: Deputy CEO and Corporate Executive
                                             Vice President

                                     VERTICAL FUND ASSOCIATES, L.P.

                                     By: Vertical Group, L.P.
                                         Its General Partner

                                     By: /s/ Stephen D. Baksa
                                        --------------------------------------
                                     Name: Stephen D. Baksa
                                     Title: General Partner

                                     SILVER TIDE HOLDING S.A.

                                     By: /s/ Ernesto Bertarelli
                                        --------------------------------------
                                     Name: Ernesto Bertarelli


                                     /s/ George Rathmann
                                     -----------------------------------------
                                     Dr. George Rathmann


                                     /s/ David Hirsh
                                     -----------------------------------------
                                     Dr. David Hirsh

                                     /s/ Daniel Rifkin
                                     -----------------------------------------
                                     Dr. Daniel Rifkin


                                     /s/ Edward Skolnik
                                     -----------------------------------------
                                     Dr. Edward Skolnik